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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated August 14, 1998 included herein and to all of the references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP


Toledo, Ohio
  May 5, 1999